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EXHIBIT 21.1

                      EMERSON RADIO CORP. AND SUBSIDIARIES
                              EXHIBIT TO FORM 10-K
                         SUBSIDIARIES OF THE REGISTRANT



                                           JURISDICTION OF                PERCENTAGE OF
NAME OF SUBSIDIARY                          INCORPORATION                   OWNERSHIP
------------------                          -------------                   ---------
Emerson Radio (Hong Kong) Limited.        Hong Kong                           100.0%*
Emerson Radio International Ltd.          British Virgin Islands              100.0%
Sport Supply Group, Inc.                  Delaware                             53.2%
Emerson Global Limited                    British Virgin Islands              100.0%



* One share is owned by a resident director, pursuant to local law.